EXHIBIT 99.1

China Automotive Systems Reports 18% Growth in

2014 Second QUARTER sales

WUHAN, China, August 13, 2014 -- China Automotive Systems, Inc. (“CAAS” or the “Company”) (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the second quarter and six months ended June 30, 2014.

Second Quarter 2014 Highlights

•	Net sales increased by 18.0% to a second-quarter record of $115.5 million, compared to $97.9 million in the second quarter of 2013.

•	Gross margin was 18.7%, compared to 18.8% in the second quarter of 2013 and 18.7% in the first quarter of 2014.

•	Operating margin was 14.3%, compared to 8.0% in the second quarter of 2013 and 8.5% in the first quarter of 2014.

•	Net income attributable to parent company’s common shareholders was $11.0 million, or diluted earnings per share of $0.39, compared to net income attributable to parent company’s common shareholders of $5.0 million, or diluted earnings per share of $0.18, in the second quarter of 2013.

•	Cash and cash equivalents and short-term investments were $94.2 million and $89.5 million as of June 30, 2014 and December 31, 2013, respectively.

First Six Months of 2014 Highlights

•	Net sales increased by 17.8% to a six-month record high of $229.8 million, compared to $195.1 million in the first six months of 2013.

•	Gross profit increased by 13.7% to $42.9 million, compared to $37.8 million in the first six months of 2013; gross margin was 18.7% in the first six months of 2014, compared to 19.4% in the same period last year.

•	Operating margin was 11.4%, compared to 8.8% in the first six months of 2013.

•	Diluted earnings per share attributable to parent company’s common shareholders was $0.63, compared to $0.39 in the first six months of 2013.

Mr. Qizhou Wu, chief executive officer of CAAS, commented, "We are pleased to report that sales grew by 18.0% in the second quarter of 2014 compared with the second quarter of 2013. Sales set a new second-quarter record as they exceeded the $100 million mark for the first time. We continued to capture market share in the growing passenger vehicle market in China, especially with our joint venture brand customers, and sales continued to grow in the North American market."

"Sales to North America increased by 10.2% compared to the same period last year. Our key customer, Chrysler, reported its 51st consecutive month of year-over-year sales gains in June 2014. The Jeep® brand reported that June 2014's sales were the highest June sales in its history. Jeep's 28% sales growth in June was the highest rate among all of Chrysler's segments in June 2014. RAM® pickup truck sales increased by 12% in June, its highest June sales in the last 10 years."

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"We remain confident that we have the range of high-quality steering products, and the ability to quickly create new steering models such as our expanding line of electric power steering, to further improve our leading market share in China."

Mr. Jie Li, chief financial officer of CAAS, commented, “We generated positive cash flow from operations as we sold more units in China and North America. With our strong financial condition, CAAS announced its first-ever cash dividend of US$0.18 per share in the second quarter of 2014 and it was paid in July. We continue to strengthen our financial resources to support the expansion of our operations and introduce new products to increase our growth. We are updating established products and expanding our portfolio of new technology products, especially our electric power steering offerings, to improve our growth opportunities. We have increased our operating expenses more slowly than sales in the second quarter to control costs. We continue to focus our product development and operations to further penetrate China and North America, the two largest vehicle markets in the world."

Second Quarter of 2014

In the second quarter of 2014, net sales increased by 18.0% to a second-quarter record of $115.5 million, compared to $97.9 million in the same quarter of 2013. The net sales increase was mainly due to higher sales of passenger vehicles in China and North America. Sales of certain new products such as mid-level electric power steering ("EPS") units and upgraded legacy products expanded the Company’s market share in China.

Gross profit increased by 17.4% to $21.6 million in the second quarter of 2014, compared to $18.4 million in the second quarter of 2013. The gross margin was 18.7% in the second quarter of 2014, versus 18.8% in the second quarter of 2013 and 18.7% in the first quarter of 2014. The gross profit mainly increased due to the greater volume of units sold.

Selling expenses increased by 13.9% to $4.3 million in the second quarter of 2014, compared to $3.8 million in the second quarter of 2013. Selling expenses represented 3.7% of net sales in the second quarter of 2014, compared to 3.9% in the second quarter of 2013. The increase was mainly due to higher warehousing, transporting and travel expenses related to the higher volume sold.

General and administrative expenses (“G&A expenses”) increased by 17.4% to $3.8 million in the second quarter of 2014, compared to $3.2 million in the same quarter of 2013. The increase was mainly due to higher personnel costs. G&A expenses represented 3.3% of net sales in both the second quarter of 2014 and the second quarter of 2013.

Research and development expenses (“R&D expenses”) increased by 12.2% to $5.2 million in the second quarter of 2014, compared to $4.6 million in the second quarter of 2013. The increase in R&D expenses was mainly due to higher expenditures for the development of our EPS products, and included higher personnel-related expenses and mold improvement expenses. R&D expenses represented 4.5% of net sales in the second quarter of 2014, which was a decrease from 4.7% in the second quarter of 2013.

Income from operations increased by 111.5% to $16.5 million in the second quarter of 2014, compared to $7.8 million in the same quarter of 2013. The increase in income from operations was primarily due to higher gross profit, and a $7.5 million gain on other sales mainly from the sales of idle land use rights. As a percentage of net sales, the operating margin was 14.3% in the second quarter of 2014, compared to 8.0% in the second quarter of 2013.

Net financial expenses in the second quarter of 2014 were nil compared with expense of $0.1 million in the second quarter of 2013. The decrease was mainly due lower interest income from a decline in time deposits, and an increase in gain on foreign currency exchange.

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Income before income tax expenses and equity in earnings of affiliated companies was $16.6 million in the second quarter of 2014, compared to $7.7 million in the second quarter of 2013. The increase of $8.9 million in the second quarter of 2014 was mainly due to an increase in operating income of $8.7 million.

Net income attributable to parent company’s common shareholders was $11.0 million in the second quarter of 2014, compared to net income attributable to parent company’s common shareholders of $5.0 million in the corresponding quarter of 2013. Diluted earnings per share were $0.39 in the second quarter of 2014, compared to diluted earnings per share of $0.18 in the second quarter of 2013. The weighted average number of diluted common shares outstanding was 28,064,376 in the second quarter of 2014, compared to 28,048,789 in the second quarter of 2013.

First Six Months of 2014

Net sales increased by 17.8% to a six-month record high of $229.8 million, compared to $195.1 million in the first six months of 2013. Six-month gross profit was $42.9 million, compared to $37.8 million in the corresponding period last year. Six-month gross margin was 18.7%, compared to 19.4% for the corresponding period in 2013. The gain on other sales of $9.1 million in the first six months of 2014 consisted of income from the sale of idle land use rights, which represented a pre-tax gain of $7.5 million calculated as the difference between the selling price and net book value of related land use rights. Income from operations was $26.3 million, compared to $17.2 million in the first six months of 2013. Operating margin was 11.4%, compared to 8.8% for the corresponding period of 2013. Net income attributable to parent company’s common shareholders was $17.8 million in the first six months of 2014, compared to $10.9 million in the corresponding period in 2013. Diluted earnings per share were $0.63 in the first six months of 2014, compared to diluted earnings per share of $0.39 for the corresponding period in 2013.

As of June 30, 2014, total cash and cash equivalents and short-term investments were $94.2 million, compared to $89.5 million as of December 31, 2013. Working capital was $181.9 million as of June 30, 2014, compared to $179.3 million as of December 31, 2013. Cash flow from operations was $7.7 million for the six months ended June 30, 2014. Total parent company stockholders' equity was $237.4 million as of June 30, 2014, compared to $226.7 million as of December 31, 2013.

Business Outlook

Management reiterates its revenue guidance of 15% year-over-year growth for the full year 2014. This target is based on the Company’s current views on operating and market conditions, which are subject to change.

Conference Call

Management will conduct a conference call on August 13, 2014 at 8:00 A.M. EDT/8:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management’s presentation. To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the “China Automotive Systems” conference call:

Phone Number: +1-877-407-8031 (North America)

Phone Number: +1-201-689-8031 (International)

A telephone replay of the call will be available after the conclusion of the conference call through 11:59 P.M. EDT on September 16, 2014. The dial-in details for the replay are:

U.S. Toll Free Number +1-877-660-6853

International dial-in number +1-201-612-7415

Use Conference ID “13587802" to access the replay.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through eight Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 4.5 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Chrysler N.A. in North America. For more information, please visit: http://www.caasauto.com.

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Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 31, 2014, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

Email: jieli@chl.com.cn

Kevin Theiss

Investor Relations

Grayling

Tel: +1-646-284-9409

Email: kevin.theiss@grayling.com

(Tables Follow)

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China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$55,757	$53,979
Pledged cash deposits	26,959	33,963
Short-term investments	38,472	35,510
Accounts and notes receivable, net - unrelated parties	285,182	267,639
Accounts and notes receivable, net - related parties	24,658	17,194
Advance payments and others - unrelated parties	2,441	3,156
Advance payments and others - related parties	625	866
Inventories	63,308	51,392
Assets held for sale	-	925
Current deferred tax assets	6,032	5,783
Total current assets	503,434	470,407
Non-current assets:
Property, plant and equipment, net	83,698	80,018
Intangible assets, net	1,424	686
Other receivables, net - unrelated parties	441	252
Other receivables, net - related parties	61	108
Advance payment for property, plant and equipment - unrelated parties	3,633	3,488
Advance payment for property, plant and equipment - related parties	1,522	2,097
Long-term investments	4,114	4,023
Goodwill	642	-
Non-current deferred tax assets	4,660	4,528
Total assets	$603,629	$565,607

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank and government loans	$42,840	$37,381
Accounts and notes payable - unrelated parties	207,889	198,419
Accounts and notes payable - related parties	4,921	4,634
Customer deposits	1,723	1677
Accrued payroll and related costs	6,201	7,052
Accrued expenses and other payables	43,968	29,062
Accrued pension costs	5,086	4,626
Taxes payable	8,287	7,792
Amounts due to shareholders/directors	376	312
Current deferred tax liabilities	217	117
Total current liabilities	321,508	291,072
Long-term liabilities:
Advances payable	2,867	2,764
Non-current deferred tax liabilities	339	-
Total liabilities	$324,714	$293,836

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued– 28,260,302 and 28,260,302 shares at June 30, 2014 and December 31, 2013, respectively	$3	$3
Additional paid-in capital	34,518	39,565
Retained earnings-
Appropriated	10,178	10,048
Unappropriated	163,674	146,023
Accumulated other comprehensive income	30,044	32,061
Treasury stock – 217,283 and 217,283 shares at June 30, 2014 and December 31, 2013, respectively	(1,000)	(1,000)
Total parent company stockholders' equity	237,417	226,700
Non-controlling interests	41,498	45,071
Total stockholders' equity	278,915	271,771
Total liabilities and stockholders' equity	$603,629	$565,607

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China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(Unaudited, in thousands of USD, except share and per share amounts)

	Three Months Ended June 30,
	2014	2013
Net product sales, including $14,928 and $9,035 to related parties for the three months ended June 30, 2014 and 2013	$115,476	$97,889
Cost of products sold, including $7,461 and $6,006z purchased from related parties for the three months ended June 30, 2014 and 2013	93,893	79,500
Gross profit	21,583	18,389
Gain on other sales	8,226	1,058
Less: Operating expenses
Selling expenses	4,327	3,800
General and administrative expenses	3,776	3,217
Research and development expenses	5,180	4,616
Total operating expenses	13,283	11,633
Income from operations	16,526	7,814
Other income, net	139	3
Financial income (expenses), net	(28)	(108)
Income before income tax expenses and equity in earnings of affiliated companies	16,637	7,709
Less: Income taxes	3,126	1,571
Equity in earnings of affiliated companies	75	68
Net income	13,586	6,206
Net income attributable to non-controlling interests	2,580	1,225
Net income attributable to parent company’s common shareholders	$11,006	$4,981
Comprehensive income:
Net income	$13,586	$6,206
Other comprehensive income (loss):
Foreign currency translation gain (loss), net of tax	(25)	3,436
Comprehensive income	13,561	9,642
Comprehensive income attributable to non-controlling interests	2,576	1,808
Comprehensive income attributable to parent company	$10,985	$7,834

Net income attributable to parent company’s common shareholders per share

Basic –	$0.39	$0.18

Diluted-	$0.39	$0.18
Weighted average number of common shares outstanding
Basic	28,043,019	28,043,019
Diluted	28,064,376	28,048,789

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China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Six Months Ended June 30,
	2014	2013
Net product sales, including $26,738 and $17,178 to related parties for the six months ended June 30, 2014 and 2013	$229,782	$195,052
Cost of products sold, including $14,652 and $12,671 purchased from related parties for the six months ended June 30, 2014 and 2013	186,861	157,302
Gross profit	42,921	37,750
Gain on other sales	9,135	1,732
Less: Operating expenses
Selling expenses	7,369	6,964
General and administrative expenses	7,322	7,343
Research and development expenses	11,068	8,016
Total operating expenses	25,759	22,323
Income from operations	26,297	17,159
Other income, net	378	73
Financial income (expenses), net	186	(309)
Income before income tax expenses and equity in earnings of affiliated companies	26,861	16,923
Less: Income taxes	5,101	3,317
Equity in earnings of affiliated companies	137	126
Net income	21,897	13,732
Net income attributable to non-controlling interests	4,116	2,811
Net income attributable to parent company’s common shareholders	$17,781	$10,921
Comprehensive income:
Net income	$21,897	$13,732
Other comprehensive income (loss):
Foreign currency translation gain (loss), net of tax	(2,422)	4,048
Comprehensive income	19,475	17,780
Comprehensive income attributable to non-controlling interests	3,712	3,497
Comprehensive income attributable to parent company	$15,763	$14,283

Net income attributable to parent company’s common shareholders per share

Basic –	$0.63	$0.39

Diluted-	$0.63	$0.39
Weighted average number of common shares outstanding
Basic	28,043,019	28,043,019
Diluted	28,063,939	28,049,863

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China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities:
Net income	$21,897	$13,732
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	7,751	7,218
Increase (decrease) in allowance for doubtful accounts	121	(106)
Inventory write downs	1,922	277
Deferred income taxes	(413)	(143)
Equity in earnings of affiliated companies	(128)	(126)
Amortization of debt issue cost	-	57
Gain on fixed assets disposals	(7,506)	(165)
Changes in operating assets and liabilities:
(Increase) decrease in:
Pledged deposits	6,695	4,306
Accounts and notes receivable	(25,139)	(32,734)
Advance payments and others	1,038	(219)
Inventories	(7,461)	(4,211)
Increase (decrease) in:
Accounts and notes payable	7,948	9,689
Customer deposits	57	(106)
Accrued payroll and related costs	(790)	73
Accrued expenses and other payables	191	2,679
Accrued pension costs	502	44
Taxes payable	1,007	(66)
Advances payable	-	(32)
Net cash provided by operating activities	7,692	167
Cash flows from investing activities:
Increase in other receivables	636	(212)
Cash received from property, plant and equipment sales	6,777	1,557
Payments to acquire property, plant and equipment	(8,194)	(5,565)
Payments to acquire intangible assets	(5)	(60)
Purchase of short-term investments	(15,882)	(15,376)
Proceeds from maturities of short-term investments	12,597	-
Acquisition of Fujian Qiaolong, net of cash acquired	(2,976)	-
Net cash used in investing activities	(7,047)	(19,656)
Cash flows from financing activities:
Proceeds from government and bank loan	6,774	14,111
Repayments of bank loan	(3,251)	(8,069)
Dividends paid to the non-controlling interests	(1,985)	(405)
Increase (decrease) in amounts due to shareholders/directors	69	(40)
Net cash provided by financing activities	1,607	5,597
Effects of exchange rate on cash and cash equivalents	(474)	1,513
Net increase (decrease) in cash and cash equivalents	1,778	(12,379)
Cash and cash equivalents at beginning of period	53,979	87,649
Cash and cash equivalents at end of period	$55,757	$75,270

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China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows (continued)

(In thousands of USD unless otherwise indicated)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

	Six Months Ended June 30,
	2014	2013
Cash paid for interest	$603	$739
Cash paid for income taxes	$3,109	$2,029

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	Six Months Ended June 30,
	2014	2013
Advance payments for acquiring property, plant and equipment	$5,155	$3,204
Non-controlling interests arising as a result of acquisition of Fujian Qiaolong	2,793	-
Account receivable for selling property, plant and equipment	1,890	-
Dividends payable to the Company’s shareholders	5,048	-
Dividends payable to non-controlling interests	$8,127	$167

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